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                                                                   EXHIBIT 2.3

                               AFFILIATE AGREEMENT


     This AFFILIATE AGREEMENT ("AGREEMENT") dated as of September 9, 1997, is by and among Silicon Valley Group, Inc., a Delaware corporation ("PARENT"), Tinsley Laboratories, Inc., a California corporation (the "COMPANY"), and the undersigned affiliate ("AFFILIATE") of the Company.

                                R E C I T A L S

     A. Parent and the Company have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Parent and the Company intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement).

     B. Pursuant to the Merger, at the Effective Time the outstanding shares of the Company's Common Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock as set forth in the Merger Agreement.

     C. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of the Company.

     D. It is a condition to consummation of the Merger pursuant to the Merger Agreement that (i) the attorneys for each of Parent and the Company will have delivered written opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered their written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

     E. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement.


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     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   COMPLIANCE WITH RULE 145 AND THE ACT.

          (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of the Company, and (iii) no sale, transfer or other disposition by Affiliate of any Parent Common Stock received by Affiliate will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (y) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS
          CERTIFICATE WERE ISSUED IN A
          TRANSACTION TO WHICH RULE 145
          PROMULGATED UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED, APPLIES AND MAY
          ONLY BE TRANSFERRED IN CONFORMITY
          WITH RULE 145(d) UNDER SUCH ACT OR IN
          ACCORDANCE WITH A WRITTEN OPINION OF

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          COUNSEL, REASONABLY ACCEPTABLE TO
          THE ISSUER IN THE FORM AND SUBSTANCE
          THAT SUCH TRANSFER IS EXEMPT FROM
          REGISTRATION UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     3. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SAB 65, until the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities, or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates, provided that such restrictive legend shall be removed and/or such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATED TO TAX EFFECTS OF THE MERGER.

          (a) Affiliate has good and valid title to the number of shares of the Company's Common Stock (and the number of options to purchase the Company's Common Stock) set forth on the last page of this Agreement free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature and did not acquire any of the Company's Common Stock in contemplation of the Merger;

          (b) Affiliate has not engaged in a Sale (as defined below) of any shares of the Company's Common Stock in contemplation of the Merger;

          (c) Affiliate has no plan or intention (a "PLAN") to engage in a sale, exchange, transfer, redemption or reduction in any way of Affiliate's risk of

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ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of shares of Parent Common Stock to be received by Affiliate in the Merger;

          (d) If Affiliate is a partnership, then the term "sale" as used in paragraph (c) above shall be deemed to include any distribution to the partners of the undersigned unless no recipient of any such distribution will receive shares of the Company's Common Stock representing 1% or more of the shares of the Company's Common Stock presently outstanding;

          (e) Affiliate is not aware of, or participating in, any Plan on the part of the Affiliates of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger; and

          (f) Affiliate understands that Parent, the Company and their respective affiliates, as well as legal counsel to Parent and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

     5. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

     6.   MISCELLANEOUS.

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

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          (d)  If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by each of the parties hereto.

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Executed as of the date shown on the first page of this Agreement.

                                    SILICON VALLEY GROUP, INC.


                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________


                                    TINSLEY LABORATORIES, INC.


                                    By: ___________________________________

                                    Name: _________________________________

                                    Title: ________________________________

                                           ________________________________


                                    AFFILIATE


                                    By: ___________________________________

                                    Name of Affiliate: ____________________

                                    Name of Signatory (if different from
                                    Affiliate):

                                    _______________________________________

                                    Title of Signatory
                                    (if applicable): ______________________


Number of shares of the Company's Common Stock beneficially owned by Affiliate:

_______________________________________

Number of shares of the Company's Common Stock subject to options beneficially owned by Affiliate:

_______________________________________


                           ***AFFILIATE AGREEMENT***

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